                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      FILED BY THE REGISTRANT /X/
      FILED BY A PARTY OTHER THAN THE REGISTRANT / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       HARRIS INTERACTIVE INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                           NOT APPLICABLE
      -----------------------------------------------------------------------
           (Name of person(s) filing Proxy Statement, if other than the
                                    Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              135 CORPORATE WOODS
                           ROCHESTER, NEW YORK 14623

                                                              September 28, 2000

Dear Stockholder:

    You are cordially invited to attend the annual meeting of the stockholders of Harris Interactive Inc., which will be held on Wednesday, November 1, 2000, at the Strong Museum, One Manhattan Square, Rochester, New York 14607 at
5:00 p.m. (local time).

    At the meeting you will be asked to elect three directors to our Board of Directors and to approve an amendment to our 1999 Long Term Incentive Plan.

    On the following pages, you will find the formal notice of the annual meeting and our proxy statement. When you have finished reading the statement, please promptly mark, sign, and return the enclosed proxy card to ensure that your shares will be represented.

    We hope that many of you will be able to attend in person. I look forward to seeing you there.

                                  Sincerely,

                                  /s/ GORDON S. BLACK

                                  GORDON S. BLACK
                                  Chairman of the Board of Directors
                                  and Chief Executive Officer

                                     [LOGO]

                            HARRIS INTERACTIVE INC.
                              135 CORPORATE WOODS
                           ROCHESTER, NEW YORK 14623

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of Harris Interactive Inc. will be held on Wednesday, November 1, 2000 at 5:00 p.m., local time, at the Strong Museum, One Manhattan Square, Rochester, New York, 14607 for the following purposes:

    (1) To elect three members of our board of directors to serve for the ensuing three years;

    (2) To approve an amendment to our 1999 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance under the Plan by 1,500,000 shares; and

    (3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    All holders of record of shares of Harris Interactive common stock at the close of business on September 15, 2000 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments of the meeting.

    You are cordially invited to attend the meeting in person. If you are unable to attend the meeting in person please complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the meeting you may revoke your proxy and vote your shares in person.

                                  By order of the Board of Directors,

                                  /s/ BRUCE A. NEWMAN

                                  BRUCE A. NEWMAN
                                  Chief Financial Officer, Secretary, and
                                  Treasurer

                             YOUR VOTE IS IMPORTANT

    TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY

Rochester, New York
September 28, 2000

                                     [LOGO]

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris Interactive Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, November 1, 2000 at 5:00 p.m., Eastern Time (the "Annual Meeting"), or at any postponements or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Strong Museum, One Manhattan Square, Rochester, New York, 14607. The Company's telephone number at its principal office is (716) 272-8400.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders is being mailed on or about September 28, 2000 to all stockholders entitled to vote at the Annual Meeting.

    At the Annual Meeting, the stockholders of the Company will be asked:
(1) to elect three directors to serve for the ensuing three years or until their successors are duly elected and qualified; (2) to approve an amendment to the Company's 1999 Long Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares; and (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

RECORD DATE, QUORUM AND VOTING OF SECURITIES

    Only stockholders of record at the close of business on September 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 34,196,558 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 4,370 stockholders. Each holder of record of Common Stock on the Record Date will be entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. For each other item, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote, at which a quorum is present, is required under Delaware law for approval of the other proposals presented to stockholders. The presence at the meeting, in person or by proxy, or holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and (ii) FOR the amendment to the Company's 1999 Long Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

SOLICITATION

    The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, and personal solicitation by directors, officers and regular employees of the Company without additional compensation.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive office, 135 Corporate Woods, Rochester, New York 14623, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based upon a review of the filings with the SEC and written representations from the Company's executive officers and directors and persons who beneficially own more than 10% of the Common Stock, the Company believes that, with respect to fiscal year 2000, its officers, directors and 10% stockholders were in compliance with all applicable filing requirements, with the following exceptions: James R. Riedman had a late filing of a Form 4 Statement of Changes in Beneficial Ownership reporting one transaction and David
H. Clemm had a late filing of a Form 4 Statement of Changes in Beneficial Ownership reporting one transaction by his minor son.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 30, 2000 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each listed officer and director is c/o Harris Interactive Inc., 135 Corporate Woods, Rochester, New York, 14623.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED(1)         OF CLASS(1)
------------------------------------                          -------------------   -----------
5% STOCKHOLDERS:
Brinson Partners Inc.(2)....................................         11,790,278           34.6%

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Gordon Black(3)(8)..........................................          3,298,000            9.7%
David H. Clemm(4)(8)........................................          2,719,432            7.8%
Leonard R. Bayer(5)(8)......................................          3,133,060            9.2%
Gregory T. Novak............................................             58,500              *
Kathy C. Lee................................................             61,000              *
Thomas D. Berman(6)(8)......................................                 --              *
G. Thomas Clark(8)..........................................             33,000              *
James R. Riedman(7)(8)......................................            158,558              *
Sanford M. Schwartz(8)(9)...................................             75,000              *
Stewart Owen(8).............................................                 --              *
Benjamin D. Addoms(8).......................................                 --              *
ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
  (16 PERSONS)..............................................         10,160,380           29.0%

------------------------

*   Less than 1%.

(1) The number of shares beneficially owned and the percentage of shares outstanding are based on 34,111,434 shares outstanding as of June 30, 2000. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days following June 30, 2000 are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

(2) Represents 10,186,144 shares held by the Virginia Retirement System, 224,944 shares held by Brinson MAP Venture Capital Fund III and 1,379,190 shares held by BVCF III, L.P. Brinson Partners, Inc. acts as investment adviser to the Virginia Retirement System and Brinson MAP Venture Capital Fund III and has sole voting and investment power over their shares. Brinson
    Partners, Inc. is also the managing member of Brinson Venture Management LLC, the investment adviser to BVCF III, L.P., which has sole voting and investment power over BVCF III, L.P.'s shares. Brinson Partners, Inc. disclaims beneficial ownership of these shares. In a Schedule 13G filed with the SEC on February 11, 2000, UBS AG reported an indirect beneficial ownership in the shares held by Brinson Partners, Inc. by reason of UBS AG's ownership of Brinson Partners, Inc. and UBS (USA) Inc., a parent holding company of Brinson Partners, Inc. UBS AG disclaims beneficial ownership of such securities. The address of BVCF III, L.P., Brinson MAP Venture Capital Fund III and the Virginia Retirement System is c/o Brinson Partners, Inc., 209 South LaSalle, Chicago, Illinois 60604.

(3) Includes 364,000 shares held by Lonny H. Dolin, Dr. Black's wife. Dr. Black's beneficial ownership does not include 364,980 shares held by the Lindsay L. Black Trust, 124,680 shares held by the Nathaniel M. Dolin Trust and 124,680 shares held by the Brooke E. Dolin Trust, as Dr. Black is not a trustee of these trusts. The trusts are irrevocable trusts and each trust is administered by three co-trustees.

(4) Includes 42,000 shares held by Jean Clemm, Mr. Clemm's wife, as custodian for Robert Clemm under the Uniform Transfers to Minors Act and 100 shares owned by Mr. Clemm's minor son.

(5) Includes 16,800 shares held by Lorraine W. Bayer, Mr. Bayer's wife.

(6) Mr. Berman is an executive director of Brinson Partners, Inc. and in that capacity, Mr. Berman participates in investment advisory decisions with other personnel of Brinson Partners, Inc. with respect to the voting and investment power over the shares of the Virginia Retirement System and the Brinson MAP Venture Capital Fund III. Mr. Berman is also a member of Brinson Venture Management LLC, the investment adviser to BVCF III, L.P. and, by virtue of carried interest fee arrangements between Brinson Venture Management LLC and BVCF III, L.P., may be deemed to have an indirect pecuniary interest in the common stock owned by BCVF III, L.P. Mr. Berman is also an assistant trust officer of the Brinson Trust Company, which is the trustee for Brinson MAP Venture Capital Fund III. Mr. Berman disclaims beneficial ownership of the shares owned by these entities, except to the extent of his pecuniary interest, if any.

(7) Mr. Riedman is the President, director and a principal stockholder of Riedman Corporation. Riedman Corporation is the owner 129,558 shares of our common stock.

(8) Director.

(9) Includes 50,000 shares held in trusts for the benefit of Dr. Schwartz's children.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

    The Board of Directors is currently divided into three classes, having three-year terms that expire in successive years.

    The current term of office of directors in Class I expires at the 2000 Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be elected as Class I directors for a term of three years or until their successors are duly elected and qualified.

    Each of the nominees has consented to serve a three-year term. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as our directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

    The names of the nominees, their ages as of June 30, 2000, and certain other information about them are set forth below:

                                                                                           DIRECTOR
NAME                                      AGE      POSITION                                 SINCE
----                                    --------   --------                                --------
Benjamin Addoms(2)....................     38      Director                                  2000
Leonard Bayer.........................     50      Executive Vice President, Chief           1978
                                                   Technology Officer and Director
G. Thomas Clark(1)....................     62      Director                                  1989

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    There are no family relationships among any of the directors or executive officers of the Company.

    BENJAMIN ADDOMS has served as a director of our company since
February 2000. Mr. Addoms has served as Executive Director at MatchLogic, Inc. since 1997. Prior to his work at MatchLogic, Inc., Mr. Addoms spent three years as Senior Vice President of Database Development for the Polk Company, where he was responsible for the acquisition and creation of a comprehensive consumer database. Mr. Addoms received his Bachelor of Arts degree from Wesleyan University.

    LEONARD R. BAYER has served as our Executive Vice President and Chief Technology Officer, and as a director of our company, since July 1978. From August 1976 to July 1978, Mr. Bayer worked for Practice Development Corporation where he served as Vice President of Research and Development. From
September 1975 to August 1976, Mr. Bayer was a member of the faculty of the University of

Rochester School of Medicine where he taught mathematical statistics. Mr. Bayer received an M.A. degree in Statistics, a B.S. degree in Astrophysics and a B.A. degree in Mathematics from the University of Rochester.

    G. THOMAS CLARK has served as a director of our company since October 1989. From April 1979 until his retirement in November 1996, Mr. Clark served as Senior Vice President of Finance, Secretary and Treasurer of Paychex, Inc. and currently serves on the board of directors of Paychex, Inc. Mr. Clark received a B.S. degree in Business Administration from Bucknell.

OTHER DIRECTORS

CLASS II DIRECTORS

    The following Class II Directors were elected for terms expiring in 2001:

    THOMAS D. BERMAN has served as a director of our company since July 1998. Mr. Berman is an Executive Director of Brinson Partners, Inc., an investment management firm. Mr. Berman received an S.M. from Massachusetts Institute of Technology, Sloan School of Management and an S.B. degree in Electrical Engineering from Massachusetts Institute of Technology. Mr. Berman is a director of Creo Products Inc., a publicly-traded computer-to-plate prepress equipment company, and is a member of the finance committee and the compensation, nominating and corporate governance committee of its board of directors.

    DAVID H. CLEMM has served as our President and Chief Operating Officer, and as a director of our company, since April 1984. From November 1981 to March 1984, Mr. Clemm worked for Bausch & Lomb, Inc., where he held a variety of senior positions as Vice President of Marketing Operations for Graphic Products and Vice President and General Manager of the Ophthalmic Instruments Division. From May 1980 to November 1981, Mr. Clemm served as Manager of Market Research at Xerox Corporation. From June 1973 to June 1979, Mr. Clemm served as manager of Financial Operations for the Branded Products Division of Pennzoil Company. Mr. Clemm received an M.B.A. from Boston University and a B.S. degree from the United States Military Academy at West Point.

    STEWART OWEN has served as a director of our company since August 2000.
Mr. Owen is the Vice-Chairman and Chief Strategic Officer of Young & Rubicam Advertising. In conjunction with Young & Rubicam's global advertising management team he is responsible for the development of key strategic knowledge initiatives. Prior to his current assignment, Stewart was the Vice Chairman of another Y&R company, Landor Associates. Mr. Owen received a B.A. in Philosophy from the University of California at Berkeley.

CLASS III DIRECTORS

    The following Class III Directors were elected for terms expiring in 2002:

    GORDON S. BLACK has served as our Chairman of the Board and Chief Executive Officer since he founded Gordon S. Black Corporation in July 1975. From
July 1968 to June 1978, Dr. Black was a member of the faculty of the University of Rochester, where he was an Associate Professor with tenure. Dr. Black received a Ph.D. in Political Science from Stanford University and a B.A. degree in Political Science from Washington University.

    JAMES R. RIEDMAN has served as a director of our company since
October 1989. Mr. Riedman is the President and a director of the Riedman Corporation, an insurance agency. From April 1984 to January 1987, Mr. Riedman served as senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning. Mr. Riedman received an M.S. degree in Risk and Insurance and Finance from the University of Wisconsin and a B.A. degree in Business Administration from the University of Notre Dame. Since June 1996, Mr. Riedman has been the Chairman and the Chief Executive Officer of the Daniel Green Company, a publicly-traded manufacturer of women's footwear.

    SANFORD M. SCHWARTZ was appointed as Executive Vice President of Corporate Development in November 1999 and has served as a director of our company since February 2000. From July 1992 to September 1999, Dr. Schwartz was an Executive Vice President and a director of Market Facts, Inc. where he held a variety of positions in the areas of corporate development, operations management, mergers and acquisitions and global expansion. From February 1986 to July 1992, Dr. Schwartz worked for Equifax Inc., where he held positions as President of two market research subsidiaries, Elrick & Lavidge and Quick Test Opinion Center, as well as serving as Senior Vice President of Equifax Inc. From
January 1979 to February 1986, Dr. Schwartz worked for Westat, where he held positions in business development, operations management and corporate development and was a Vice President of Westat. Dr. Schwartz received a Ph.D. in Sociology from Catholic University and a B.A. degree in Sociology from George Washington University.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the fiscal year ended June 30, 2000. The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during fiscal 2000.

    The compensation committee of the Board of Directors reviews and recommends to the Board of Directors the compensation and benefits for the Company's named executive officers, other than its Executive Vice President of Sales and Group President--Emerging Markets, and establishes and reviews general policies relating to compensation and benefits of our employees. The compensation committee currently consists of Thomas D. Berman, Benjamin Addoms and James R. Riedman, with Gordon S. Black and David H. Clemm serving as non-voting, ex-officio committee members. Gordon S. Black and David H. Clemm participate in all decisions regarding salaries and incentive compensation for all employees and consultants, except that they are excluded from discussions regarding their own salary and incentive compensation.

    The Compensation Committee held three meetings during the last fiscal year.

AUDIT COMMITTEE REPORT

    The Audit Committee of our Board of Directors reviews the financial reporting process, the system of internal control, the audit process and our process for monitoring compliance with laws and regulations. All of our Audit Committee members satisfy the definition of independent director as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers Listing Standards. Our Board of Directors adopted a written charter for our Audit Committee on May 2, 2000, which is attached to this proxy statement as Appendix A.

    Our Audit Committee reviewed and discussed our financial statements with our Board of Directors and management. In addition, our Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standard No. 61. Our Audit Committee received from PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on its review of the financial statements, our Audit Committee recommended that they be included in our annual report on Form 10-K.

    This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Harris

Interactive specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                        THE AUDIT COMMITTEE

                                        G. THOMAS CLARK, Chairman
                                        THOMAS D. BERMAN
                                        JAMES R. RIEDMAN

DIRECTOR COMPENSATION

    Our non-employee directors, other than Thomas D. Berman, are paid a fee of $750 for each board meeting attended, and are entitled to reimbursement for expenses incurred in attending board meetings. We do not presently provide additional compensation for committee participation or special assignments of the board of directors.

                                PROPOSAL NO. 2:
                            APPROVAL OF AMENDMENT OF
                         1999 LONG TERM INCENTIVE PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's 1999 Long Term Incentive Plan. The proposed amendment would increase the maximum number of shares issuable under the 1999 Plan from 1,250,000 to a total of 2,750,000 shares.

    The proposed amendment is intended to insure that the Company is able to remain competitive and provide sufficient equity incentives to attract and retain highly-qualified and experienced employees. The Board of Directors believes that approval of this amendment is in the best interests of Harris Interactive Inc. and our stockholders because the availability of an adequate reserve of shares under the 1999 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

SUMMARY OF THE PROVISIONS OF THE 1999 PLAN

    The following is a summary of the principal features of the 1999 Plan. A copy of the 1999 Plan is included as Appendix B to this proxy statement.

    GENERAL. Pursuant to the 1999 Plan, we may grant certain combinations of the following to our employees, officers and non-employee directors, or to the employees, officers and non-employee directors of our subsidiaries:

    - stock options, both incentive stock options within the meaning of
      Section 422 of the Internal Revenue Code (the "code") and non-qualified stock options;

    - stock appreciation rights;

    - restricted or unrestricted share awards; and

    - performance-based awards.

    As of June 30, 2000, Harris Interactive had outstanding options under the 1999 Plan to purchase an aggregate of 1,034,000 shares, and there were 216,000 shares of Common Stock available for future grants under the 1999 Plan, without taking the proposed share reserve increase into account.

    The Plan is administered by our Board of Directors or a committee appointed by our Board. The Board or committee selects the individuals to whom options or other awards are granted and specifies the terms of the awards.

    - INCENTIVE STOCK OPTIONS (ISOS). These options may only be granted to our employees, and may not be exercised more than 10 years after the date of grant. The exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. The purchase price of the shares issued upon exercise of these options may be paid in cash or shares of Common Stock having a total fair market value equal to the aggregate purchase price.

    - NON-QUALIFIED STOCK OPTIONS. These options may not be exercised more than 10 years after the date of grant. The purchase price of shares issued upon exercise of these options may be paid in cash or shares of Common Stock having a total fair market value equal to the aggregate purchase price.

    - STOCK APPRECIATION RIGHTS. These rights may be granted on a free-standing or tandem basis. The term of exercise will be determined by the committee, but in no event will be more than 10 years from the date of grant. These rights generally entitle the holder to receive a payment having an aggregate value equal to the product of the excess of the fair market value over the exercise price per share specified in the grant multiplied by the number of shares specified in the award. Payment by us of the amount receivable in respect of the stock appreciation right may be paid in any combination of cash and Common Stock.

    SHARES SUBJECT TO THE 1999 PLAN. Currently, a maximum of 1,250,000 shares of Common Stock may be issued pursuant to the 1999 Plan. The Board has amended the 1999 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1999 Plan to 2,750,000 shares.

    CHANGE IN CONTROL/ADJUSTMENT. The 1999 Plan generally provides that, except as may be provided in individual award agreements, all outstanding awards will become immediately vested and exercisable upon the consummation of any merger or consolidation in which the owners of 75% or more of the Company's Common Stock immediately prior to the merger or consolidation do not receive the same percentage ownership in the surviving corporation or which results in the acquisition of more than 15% of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets. The number of shares available under the 1999 Plan and the number of shares of Common Stock subject to each outstanding award and, if applicable, the exercise price thereof, shall be adjusted upon the occurrence of, among other things, a stock dividend, stock split and a recapitalization of our Common Stock.

    TERMINATION OR AMENDMENT. The Board may stop granting awards under the 1999 Plan at any time, and may alter or amend the Plan or any outstanding awards for any purpose which may at the time be permitted by law, or may at any time terminate the 1999 Plan as to any further grants of awards, except that no amendment can (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive awards under the Plan, or (iii) extend the time within which awards may be granted, without stockholder approval, if required by law, and the approval of each affected Plan participant if the amendment, alteration or termination would adversely affect the participant's rights or obligations under any award made prior to the date of the amendment, alteration or termination. The termination of the 1999 Plan would not affect the validity of any award outstanding on the date of termination.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 PLAN

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of options granted under the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    ISOS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date of grant or within one year following the exercise date will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the exercise date, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Generally, for federal income tax purposes, the Company should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

    The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NON-QUALIFIED STOCK OPTIONS. Options not designated or qualifying as ISOS will be non-qualified stock options. Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

    Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to that grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented at the meeting is required for the adoption of the amendment to the 1999 Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    The Board of Directors believes that approval of the proposed amendment to the 1999 Plan is in the best interests of the Company and its stockholders. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1999 PLAN.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain compensation earned or paid by the Company during each of the fiscal years ended June 30, 2000 and 1999 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus for such years exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL
                                                               FISCAL    COMPENSATION
NAME AND PRINCIPAL POSITION                                     YEAR      SALARY($)     BONUS ($)
---------------------------                                   --------   ------------   ---------
Gordon S. Black (1) ........................................    2000       $300,942      $15,000
Chief Executive Officer                                         1999        313,448       12,514

David H. Clemm (1) .........................................    2000        285,795       14,290
President and Chief Operating Officer                           1999        297,697       11,884

Leonard R. Bayer (1) .......................................    2000        256,825       12,841
Executive Vice President and Chief Technical Officer            1999        266,984       10,655

Gregory T. Novak (2) .......................................    2000        195,000       19,500
Group President, Emerging Markets                               1999          3,750           --

Kathy C. Lee (3) ...........................................    2000        187,500        9,375
Executive Vice President, Sales                                 1999             --           --

------------------------

(1) Annual compensation includes a 401(k) matching contribution of $600.

(2) Mr. Novak joined the Company in June 1999.

(3) Ms. Lee joined the Company in July 1999.

STOCK OPTION INFORMATION

    OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning stock options granted during the fiscal year ended
June 30, 2000 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock prices. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year. In fact, we have never granted any stock appreciation rights.

                          OPTION GRANTS IN FISCAL 2000

                                                   INDIVIDUAL GRANTS
                       --------------------------------------------------------------------------
                       NUMBER OF
                       SECURITIES     % OF TOTAL
                       UNDERLYING      OPTIONS          EXERCISE       DEEMED FAIR
                        OPTIONS       GRANTED IN       PRICE PER        VALUE PER      EXPIRATION
NAME                    GRANTED     FISCAL YEAR(1)    SHARE($/SH)      SHARE($/SH)        DATE
----                   ----------   --------------   --------------   --------------   ----------
Kathy C. Lee.........   168,000          7.3             $1.26            $3.70         7/21/09

                          POTENTIAL REALIZABLE VALUE
                          AT ASSUMED ANNUAL RATES OF
                           STOCK PRICE APPRECIATION
                              FOR OPTION TERM(2)
                       ---------------------------------

NAME                     0%($)       5%($)      10%($)
----                   ---------   ---------   ---------
Kathy C. Lee.........   410,592     801,936    1,402,333

------------------------------

(1) Based on an aggregate of 2,288,600 options granted in the fiscal year ended June 30, 2000 to employees of the Company, including the Named Executive Officers.

(2) The potential realizable value is calculated based on the term of the option at its time of grant and illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified annual compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

    OPTION EXERCISES AND VALUES FOR FISCAL 2000. The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2000, and the number and value of all unexercised options at June 30, 2000. The value of "in-the-money" options refers to options having an exercise price that is less than the market price of the Company's stock at June 30, 2000.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 2000
                      AND OPTION VALUES ON JUNE 30, 2000.

                                                                            NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED        IN THE MONEY OPTIONS AT
                                                                           OPTIONS AT 6/30/00               6/30/00($)(2)
                                          SHARES                       ---------------------------   ---------------------------
                                        ACQUIRED ON       VALUE
NAME                                     EXERCISE     REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   --------------   -----------   -------------   -----------   -------------
David H. Clemm........................   1,078,000      5,815,550        560,000             --      $2,450,000            --
Gregory T. Novak......................          --             --         56,000        112,000         200,480       400,960
Kathy C. Lee..........................          --             --         56,000        112,000         200,480       400,960

------------------------------

(1) Based on the fair-market value of the stock at the time of exercise less the exercise price.

(2) Based on a value of $4.84 per share, which was the last reported sale price of the Common Stock on June 30, 2000.

                   REPORT OF THE BOARD ON COMPENSATION ISSUES

THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE
  COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

COMPENSATION PHILOSOPHY

    The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry and geographic region in which the Company operates, to motivate executives to achieve the Company's business objectives and to align the interests of the Company's executive officers with the long-term interests of our stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

FORMS OF COMPENSATION

    The Company provides its executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

    BASE SALARY. We provide a base salary and benefits package that is competitive within the industry and geographic region in which we offer employment. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries of the Company's Named Executive Officers, except its Executive Vice President of Sales and Group President--Emerging Markets, are determined annually by the Compensation Committee and are subject to adjustments based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels. The Chief Executive Officer reviews and takes action with respect to the compensation of other executive officers and key personnel. Executive officers are generally eligible to participate in benefit programs that are available to all employees.

    BONUSES. Bonus payments to executive officers, other than the Chief Executive Officer and President, are determined by the Compensation Committee, in consultation with the Chief Executive Officer and President, based on the financial performance of the Company and the achievement of the officer's individual performance objectives. The bonus amounts for the Chief Executive Officer and President are determined by the Compensation Committee, without participation by the Chief Executive Officer or President, based on the same factors.

    LONG-TERM INCENTIVES. Longer term incentives are provided through the 1999 Long Term Incentive Plan, which rewards executives and other employees through the growth in value of the Company's stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Although a variety of equity incentives are available under the 1999 Plan, the Compensation Committee has historically granted stock options to executive officers based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are typically granted at market price of the Company's Common Stock on the date of grant and will provide value to the executive officers only when the price of the Common Stock increases over the exercise price.

    LIMITS ON THE DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2000, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of
Section 162(m) on our ability to deduct executive compensation. Our 1999 Long Term Incentive Plan has been designed, and is intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to such deduction limitation.

            COMPENSATION OF GORDON S. BLACK, CHIEF EXECUTIVE OFFICER

    During fiscal 2000, the compensation of Dr. Black was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Dr. Black's compensation for 2000 is set forth in the Summary Compensation Table appearing on page 12.

SUMMARY

    The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the Company's products.

                                          Respectfully submitted,
                                          THE COMPENSATION COMMITTEE
                                          JAMES R. RIEDMAN, CHAIRMAN
                                          THOMAS D. BERMAN
                                          BENJAMIN ADDOMS

    THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of Mr. Berman, Mr. Clark or Mr. Riedman has at any time been an officer or employee of our company. Mr. Berman is an executive director of Brinson Partners, Inc. and is an assistant trust officer of Brinson Trust Company. Brinson Partners is the investment adviser to the Virginia Retirement System and Brinson MAP Venture Capital Fund III, and is the managing member of Brinson Venture Management LLC, the investment adviser to BVCF III, L.P. Brinson Trust Company is the trustee for Brinson MAP Venture Capital Fund III.

    No interlocking relationship exists between our Board of Directors or our Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS WITH EXECUTIVE OFFICERS

    In September 1999, we entered into agreements with Gordon S. Black, David H. Clemm and Leonard R. Bayer. These agreements include confidentiality and non-competition provisions, and obligate each of these executive officers to transfer to us any inventions developed by them during their employment with us and prohibits each of them from competing with us for a period of one year after their termination of employment. The agreements also provide that, in the event we terminate Dr. Black's, Mr. Clemm's or Mr. Bayer's employment without cause, he is entitled to receive severance benefits equal to:

    - his base salary in effect before the date of his termination;

    - the average of his annual incentive bonus for the past three years;

    - his accrued and unused vacation time;

    - his expenses incurred on our behalf; and

    - insurance benefits for two years following the date of termination.

RETENTION OF EXECUTIVE OFFICER

    On October 27, 1999, we entered into an agreement with Sanford M. Schwartz in which Dr. Schwartz agreed to serve as our Executive Vice President of Corporate Development, commencing November 1, 1999. Dr. Schwartz will receive an annual salary of $225,000, subject to performance reviews. He will also receive a car allowance and company-paid life and disability insurance, and will participate in our other employee benefit plans. Under the agreement, we also sold Dr. Schwartz 75,000 shares of our common stock at a purchase price of $7.06 per share and issued Dr. Schwartz options under our 1999 long-term incentive plan to purchase 225,000 shares of our common stock at an exercise price of $7.06 per share.

CLASS B PREFERRED STOCK PRIVATE PLACEMENT

    In September and October 1999, the Company sold an aggregate of 200,000 shares of Class B preferred stock for an aggregate purchase price of $20.0 million, or $100 per share. Of these shares, the Riedman Corporation purchased 10,000 shares of Class B preferred stock, for an aggregate purchase price of $1,000,000 and Young & Rubicam Inc. purchased 110,000 shares of Class B preferred stock, for an aggregate purchase price of $11,000,000. Upon the closing of the Company's initial public offering in December 1999, the Class B preferred stock automatically converted into shares of the Company's Common Stock. The Riedman Corporation received 129,558 shares of Common Stock and Young & Rubicam Inc. received 1,425,142 shares of Common Stock as a result of the conversion. James R. Riedman, a director of the Company, is the president, a director and a principal stockholder of Riedman Corporation. Stewart Owen, also a director of the Company, is the vice-chairman and chief strategic officer of Young & Rubicam Advertising.

YOUNG & RUBICAM AGREEMENT

    In October 1999, the Company entered into an agreement with Young & Rubicam Inc., a global marketing and communications organization, under which the Company agreed to provide market research products and services to Young & Rubicam and its clients. The term of the agreement is five years. Under this agreement, Young & Rubicam can purchase, or arrange for its clients to purchase, any market research and polling products and services offered by the Company on terms no less favorable than terms offered by the Company to similarly situated clients. The agreement also provides that the Company will make quarterly payments to Young & Rubicam in the event the Company's total revenues and Internet-related revenues attributable to services performed by the Company for Young & Rubicam and its clients during each quarter meet certain minimum levels. The payments will be equal to 10% of non-Internet revenues and 30% of Internet revenues generated by Young & Rubicam and its clients and will be payable in cash or shares of the Company's Common Stock. The number of shares of Common Stock to be received by Young & Rubicam will be based upon the daily average closing prices for the Company's Common Stock during the relevant quarter provided the price is not less than the price paid for the Common Stock in the Company's initial public offering. If the average closing price for the quarter is less than the price paid for the Common Stock in such offering, Young & Rubicam will receive cash instead of shares of Common Stock. As part of the agreement, Young & Rubicam and its clients will own the data received as part of the Company's custom research services and the Company will continue to own the data which comprise part of the Company's multi-client products. As of the date of this proxy statement, no payments were made under this agreement. Stewart Owen, a director of the Company, is the vice-chairman and chief strategic officer at Young & Rubicam Advertising.

                               PERFORMANCE GRAPH

    The following graph, presented pursuant to SEC rules, demonstrates a comparison of cumulative total stockholder return for holders of the Company's Common Stock from December 7, 1999, the first day of trading following the Company's initial public offering, through June 30, 2000 compared with the NASDAQ Stock Market (US) Index and a peer group. The peer group represented includes the U.S.-based market research corporations (@plan Inc., ACNielson Corp., IMS Health, Inc., Information Resources, Inc., Media Metrix, Inc., National Research Corp., NetRatings, Inc., Opinion Research Corp., and Total Research Corp.) as published by Inside Research. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period from December 7, 1999 through June 30, 2000.

    THE INFORMATION CONTAINED IN THE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HARRIS INTERACTIVE INC., THE NASDAQ
                     STOCK MARKET (US) INDEX AND PEER GROUP

                                     [LOGO]

Assumes $100 invested on December 7, 1999 (including reinvestment of dividends)
                        Fiscal Year ending June 30, 2000

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's independent public account since 1998 has been PricewaterhouseCoopers LLP. Management expects to re-appoint this firm for fiscal year 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS

    As of the date of this proxy statement, the Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend.

ADDITIONAL INFORMATION

    ADVANCE NOTICE PROCEDURES. Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed this proxy statement and form of proxy. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

    STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareholders in 2001 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than May 31, 2001.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, HARRIS INTERACTIVE INC. 135 CORPORATE WOODS, ROCHESTER, NEW YORK 14623.

                                               By Order of the Board of Directors

Dated: September 28, 2000                      /s/ Bruce A. Newman
                                               Bruce A. Newman
                                               Chief Financial Officer, Secretary and
                                               Treasurer

                                                                      APPENDIX A

                            HARRIS INTERACTIVE INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The Audit Committee is appointed by the Board of Directors to provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

    - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

    - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

    - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

    As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants to review and discuss the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the form 10-K), as well as any other matters that the Audit Committee or each of these groups believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter and see that it is published every three years in accordance with SEC regulations.

2. Review and discuss with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended ("SAS No. 61").

INDEPENDENT ACCOUNTANTS

3. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' audit of the financial statements and of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships or services the accountants have with or provide to the Corporation to determine the accountants' independence.

4.  Oversee independence of the accountants by:

    - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

    - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

    - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

5. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

FINANCIAL REPORTING PROCESS

6. In conjunction with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

7. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as proposed by management. Discuss with the independent accountants any significant changes in auditing standards or their audit scope.

8. Establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

9. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

LEGAL COMPLIANCE/GENERAL FINANCIAL STATEMENTS.

10. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report through its Chairperson to the Board following meetings of the Audit Committee.

12. Maintain minutes or other records of meetings and activities of the Audit Committee.

13. Annually prepare a report to shareholders as required by SEC regulations. This report shall be included in the Corporation's annual proxy statement.

                                                                      APPENDIX B

                            HARRIS INTERACTIVE INC.
                            LONG-TERM INCENTIVE PLAN

SECTION 1  GENERAL

    1.1 PURPOSE. This Harris Interactive Inc. Long-Term Incentive Plan (the "Plan") has been established by Harris Interactive Inc. (the "Company") (a) to attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

    1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacements of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

    1.3 OPERATION, ADMINISTRATION AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to Operation and Administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 1.4 of the Plan).

    1.4 DEFINED TERMS. For purposes of the Plan, the terms listed below shall be defined as follows:

        (a) AWARD. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, Stock Awards and Cash Awards.

        (b) BOARD. The term "Board" shall mean the Board of Directors of the Company.

        (c) CHANGE IN CONTROL. The term "Change in Control" means a change in control occurring after the Effective Date of this Plan of a nature that would be required to be reported in a proxy statement with respect to the Company (even if the Company is not actually subject to said reporting requirements) in response to Item 6(e) (or any comparable or successor Item) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors (the "Voting Stock") prior to said combination receive 75% or more of the resulting entity's Voting Stock shall not be considered a change in control for the purposes of this Plan; and provided that, without limitation of the foregoing, such change in control shall be deemed to have occurred if
    (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, excluding any stock purchase or employee stock ownership plan maintained by the Company or a Related Company) becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 15% of the outstanding Voting Stock of the Company or its successors; or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least 75% of the directors still in office who were directors at the beginning of the period.

        (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (e) The term "COMMITTEE" is as defined in Section 5.

        (f) The term "ELIGIBLE INDIVIDUAL" shall mean any employee, officer or non-employee director of the Company or a Related Company.

        (g) FAIR MARKET VALUE. For purposes of determining the "FAIR MARKET VALUE" of a share of Stock, the following rules shall apply:

           (i) If the Stock is at the time listed or admitted to trading on any stock exchange or a national market system, including without limitation the Nasdaq National Market, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

           (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

           (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

        (h) RELATED COMPANIES. The term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least 50% of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least 50% voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is a Related Company by reason of clause (i) next above.

        (i) STOCK. The term "Stock" shall mean shares of common stock of the Company.

SECTION 2.  OPTIONS AND SARS

    2.1  DESCRIPTIONS.

        (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in
    Section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in
    Section 422(b) of the Code.

        (b) A stock appreciation right (a "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of:

           (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over

           (b) an Exercise Price established by the Committee pursuant to
       Section 2.2 of the Plan.

    2.2 EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date (or less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date in the case of Participants owning 10% of the voting stock of the Company). For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted.

    2.3 EXERCISE. An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

    2.4 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

        (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).

        (b) The Exercise Price shall be payable in cash or, at the option of the Committee, by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

        (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

    2.5 SETTLEMENT OF AWARD. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or SAR as the Committee determines to be desirable.

SECTION 3  OTHER AWARDS

    3.1 STOCK AWARD. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards may consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, and stockholder returns. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

    3.2 CASH AWARD. A Cash Award is a right denominated in cash or cash units to receive a payment, which may be in the form of cash, shares of Stock or a combination, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. The performance goals that may be used by the Committee for such awards may consist of cash generation targets, profits, revenue and market share targets, profitability targets as measured by return ratio, stockholder returns and such other goals as may be designated by the Committee. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

SECTION 4  OPERATION AND ADMINISTRATION

    4.1 EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of September 7, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by stockholders, they shall be contingent on approval of the Plan by the stockholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by stockholders.

    4.2  SHARES SUBJECT TO PLAN.

        (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,250,000.

           (ii) Any shares of Stock granted under the Plan that are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

           (iii) If the Exercise Price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

           (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

        (b) Subject to subsection 4.2(c), the following additional maximums are imposed under the Plan.

           (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,250,000 shares.

           (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any three consecutive calendar years.

           (iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards and Cash Awards) shall be $1,000,000 for any single or combined performance goals established for any specified performance period. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.

        (c) Subject to Section 4.14 below relating to changes in control, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee (a) will make any appropriate adjustments to the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this subsection 4.2(a) and (b), and (b) will adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

    4.3 LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

        (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or a national market system, including without limitation the Nasdaq National Stock Market.

    4.4 TAX WITHHOLDING. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

    4.5 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

    4.6 PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

    4.7 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

    4.8 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    4.9 AGREEMENT WITH COMPANY. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    4.10  LIMITATION OF IMPLIED RIGHTS.

        (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

        (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

    4.11 NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be canceled.

    4.12 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    4.13 EXCEEDING LIMITATIONS. To the extent that the aggregate Fair Market Value of Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

    4.14 CHANGE IN CONTROL. Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

        (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

        (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

        (c) All Stock Awards shall become fully vested.

    4.15. ACTION BY COMPANY OR RELATED COMPANY. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

    4.16. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 5  COMMITTEE

    5.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

    5.2. SELECTION OF COMMITTEE. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

    5.3. POWERS OF COMMITTEE. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

        (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

        (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

        (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

        (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

        (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

        (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by a writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

    5.4 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

    5.5 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an Eligible Individual's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

    6.1 EFFECT ON OTHER AWARDS OR BONUSES. Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant Awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Individuals.

    6.2 DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION. The Board may at any time discontinue granting Awards under the Plan. The Board may at any time or times alter or amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of (a) the Company's stockholders, to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Stock is listed or quoted, (i) increase the maximum number of shares available under the Plan, (ii) change the group of persons eligible to receive Awards under the Plan, (iii) extend the time within which Awards may be granted, or (iv) amend the provisions of this Section 6.2, and (b) each affected Participant if the amendment, alteration or termination would adversely affect the Participant's rights or obligations under any Award made prior to the date of the amendment, alteration or termination. The termination of the Plan would not affect the validity of any Award outstanding on the date of termination.

                                 REVOCABLE PROXY


                             HARRIS INTERACTIVE INC.

                               135 CORPORATE WOODS
                            ROCHESTER, NEW YORK 14623

      PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS
                                INTERACTIVE INC.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON, WEDNESDAY,
                                NOVEMBER 1, 2000

The undersigned hereby constitutes and appoints Gordon S. Black and Bruce A. Newman, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. ("Harris Interactive") which the undersignee is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Strong Museum, One Manhattan Square, Rochester, New York, on Wednesday, November 1, 2000 at 5:00 p.m. local time and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN PARAGRAPHS 1 AND 2 ON THE REVERSE SIDE HEREOF. THE PROXIES ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION AND AS THE BOARD OF DIRECTORS MAY RECOMMEND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders of record who plan to attend the Annual Meeting may revoke the proxy by casting their vote at the meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.


 PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

  ___
 | x | PLEASE MARK VOTE
 |___| AS IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2

1. Election of Class I Directors - Nominees are: Benjamin Addoms, Leonard R. Bayer and G. Thomas Clark.
                                            _
FOR the                                    |_|
NOMINEES LISTED
(EXCEPT AS INDICATED TO THE CONTRARY)
                                            _
WITHHOLD AUTHORITY                         |_|
To vote for the nominees

Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below


--------------------------------------


                                           FOR      AGAINST    ABSTAIN
                                            _          _          _
2. To approve the Amendment to Harris      |_|        |_|        |_|
   Interactive Inc.'s 1999 Long Term
   Incentive Plan increasing the number
   of shares of common stock reserved for
   issuance under the Plan by 1,500,000


3. To consider and act upon such other
   matters as may properly come before the
   Annual Meeting and any adjournments or
   postponements thereof.


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.



                   Date:        , 2000                     Date:          , 2000
------------------      --------        ------------------      --------

                           STOCKHOLDER(S) SIGNATURE(S)

Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

                 PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.